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                                                                    EXHIBIT 23.6

                             CONSENT OF ATTORNEYS

We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement (Form S-4) and related Prospectus/Proxy Statement of United Bankshares, Inc., and First Commercial Bank, for registration of up to 271,000 shares of its common stock, and to the inclusion therein as an Exhibit of the proposed form of opinion concerning the Federal income tax consequences of the proposed Merger described therein to be delivered to First Commercial Bank upon closing of such Merger.


                              /s/ Robins, Kaplan, Miller & Ciresi


Washington, D.C.
July 6, 1995